Exhibit 10.1

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (as the same may from time to time be amended, modified, supplemented or restated, this “Agreement”) dated as of May 14, 2018 (the “Effective Date”) among SILICON VALLEY BANK, a California corporation (“Bank”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time including Bank in its capacity as a Lender and MIDCAP FUNDING III TRUST and MIDCAP FINANCIAL TRUST (individually and collectively, jointly and severally, “MidCap”) (each a “Lender” and collectively, the “Lenders”), and CLEARSIDE BIOMEDICAL, INC., a Delaware corporation (“Borrower”), provides the terms on which the Lenders shall lend to Borrower and Borrower shall repay the Lenders and amends and restates, in its entirety, that certain Amended and Restated Loan and Security Agreement by and between Bank, the Lenders from time to time party thereto and Borrower dated as of September 28, 2016 (as amended from time to time, the “Prior Agreement”), which in turn, amended and restated the Original Agreement (as such term is defined in the Prior Agreement). The parties agree as follows:

1ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP.  Calculations and determinations must be made following GAAP.  Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 14.  All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2LOAN AND TERMS OF PAYMENT

2.1Promise to Pay.  Borrower hereby unconditionally promises to pay to each Lender in accordance with its respective Pro Rata Share, the outstanding principal amount of all Credit Extensions advanced to Borrower by each Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.1.1Term Loans.

(a)Availability.

(i)Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make term loans to Borrower on the Effective Date in an aggregate amount of Ten Million Dollars ($10,000,000) according to each Lender’s Term Loan Commitment in respect of Term A Loans as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term A Loan”, and collectively as the “Term A Loans”).  A portion of the Term A Loan shall be used to refinance the Existing Lender Debt in full on the Effective Date.

(ii)Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Term B Loan Draw Period, to make term loans to Borrower in an aggregate amount of Five Million Dollars ($5,000,000) according to each Lender’s Term Loan Commitment in respect of Term B Loans as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term B Loan”, and collectively as the “Term B Loans”).

(iii)Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Term C Loan Draw Period, to make term loans to Borrower in an aggregate amount of Five Million Dollars ($5,000,000) according to each Lender’s Term Loan Commitment in respect of Term C Loans as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term C Loan”, and collectively as the “Term C Loans”); each Term A Loan, Term B Loan and Term C Loan is hereinafter referred to singly as a “Term Loan” and the Term A Loans, the Term B Loans and the Term C Loans are hereinafter referred to collectively as the “Term Loans”).

(b)Repayment.  The Term Loans shall be “interest only” through the Amortization Start Date and shall be payable in accordance with Section 2.3(c) below.  Borrower shall repay the Term Loans in equal monthly installments of principal, together with accrued interest, in arrears, to each Lender in accordance with its respective Pro Rata Share, as calculated by such Lender (which calculations shall be deemed correct absent manifest error) (each, a “Term Loan Payment”).  Beginning on the Amortization Start Date, each Term Loan Payment shall be payable on the Payment Date of each month.  Borrower’s final Term Loan Payment, due on the Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the term Loans and the Final Payment.  Once repaid, no Term Loan may be reborrowed.  Each Term Loan may only be prepaid in accordance with Sections 2.1.1(c)(i) and 2.1.1(c)(ii).

(c)Prepayment.

(i)Mandatory Prepayment Upon an Acceleration.  If the Term Loans are accelerated following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (i) all outstanding principal, plus accrued and unpaid interest with respect to the Term Loans, (ii) the Final Payment, (iii) the Termination Fee and (iv) all other Obligations that are due and payable, including, without limitation Lenders’ Expenses and interest at the Default Rate to the extent applicable.

(ii)Voluntary Prepayment.  Borrower shall have the option to prepay all, but not less than all, of the Term Loans advanced by the Lenders under this Agreement, provided Borrower (a) delivers written notice to each Lender of its election to prepay the Term Loans at least ten (10) days prior to such prepayment, and (b) pays to each Lender in accordance with its respective Pro Rata Share on the date of such prepayment, pursuant to a payoff letter in form and substance satisfactory to Collateral Agent and each Lender, an amount equal to the sum of (i) all outstanding principal, plus accrued and unpaid interest thereon, (ii) the Final Payment, (iii) the Termination Fee and (iv) all other Obligations that are due and payable, including, without limitation, Lenders’ Expenses and interest at the Default Rate to the extent applicable.

2.2Intentionally Omitted.

2.3Payment of Interest on the Credit Extensions.

(a)Interest Rate.  Subject to Section 2.3(b), the principal amount outstanding under the Term Loans shall accrue interest at a floating per annum rate equal to the Basic Rate as determined by Collateral Agent, which interest shall be payable monthly in arrears in accordance with Sections 2.1.1(b), 2.3(c) and 2.6(a).  Interest shall accrue on each Term Loan commencing on, and including, the Funding Date of such Term Loan, and shall accrue on the principal amount outstanding under such Term Loan through and including the day on which such Term Loan is paid in full.

(b)Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall accrue interest at a floating per annum rate equal to the rate that is otherwise applicable thereto plus four percentage points (4.00%) (the “Default Rate”).  Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Lenders’ Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations.  Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Collateral Agent.

(c)Payment; Interest Computation.  Interest is payable on the Payment Date of each month and shall be computed on the basis of a 360-day year for the actual number of days elapsed.  In computing interest, (i) all payments received after 12:00 p.m. Eastern time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

2.4Secured Promissory Notes.  The Term Loans may at the request of a Lender be evidenced by a Secured Promissory Note or Notes in the form attached as Exhibit F hereto (each a “Secured Promissory Note”), and shall be repayable as set forth in this Agreement.  Borrower irrevocably authorizes each Lender to make or cause to be made, on or about the Funding Date of any Term Loan or at the time of receipt of any payment of principal on such Lender’s Secured Promissory Note, an appropriate notation on such Lender’s Secured Promissory Note Record reflecting the making of such Term Loan or (as the case may be) the receipt of such payment.  The outstanding amount of each Term Loan set forth on such Lender’s Secured Promissory Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender’s Secured Promissory Note Record shall not limit or otherwise affect the obligations of Borrower under any Secured Promissory Note or any other Loan Document to make payments of principal of or interest on any Secured Promissory Note when due.  Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.

2.5Fees.

(a)Final Payment.  Borrower shall pay to each Lender in accordance with its respective Pro Rata Share, the Final Payment, when due hereunder;

(b)Termination Fee.  Borrower shall pay to each Lender in accordance with its respective Pro Rata Share, upon termination of this Agreement for any reason prior to the Term Loan Maturity Date, in addition to the payment of any other amounts then-owing, a termination fee (the “Termination Fee”) in an amount equal to (i) three percent (3.00%) of the original principal amount of each Term Loan made to Borrower if such termination occurs prior to the first anniversary of the Funding Date of such Term Loan or (ii) two percent (2.00%) of the original principal amount of each Term Loan made to Borrower if such termination occurs on or after the first anniversary of the Funding Date of such Term Loan but prior to the Term Loan Maturity Date; provided that no termination fee shall be charged if the credit facilities hereunder are replaced with a new facility or facilities from the Lenders; and

(c)Lenders’ Expenses.  Borrower shall pay to each Lender, such Lenders’ Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement incurred through and after the Effective Date, when due (or, if no stated due date, upon demand by such Lender).  Borrower has paid to the Lenders a deposit of Twenty-Five Thousand Dollars ($25,000) (the “Good Faith Deposit”).  If Borrower executes the Loan Documents, the Good Faith Deposit shall be applied to Lender Expenses due on the Effective Date, with any remaining amount to be applied towards the facility fee.  If Borrower chooses not to execute the Loan Documents, the Good Faith Deposit shall be applied to Lender Expenses incurred, with any remaining amount to be retained by the Lenders in accordance with their respective Pro Rata Share.

(d)Fees Fully Earned.  Unless otherwise provided in this Agreement or in a separate writing signed by each of the Lenders, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by the Lenders pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Lenders’ obligations to make loans and advances hereunder.  The Lenders may deduct amounts owing by Borrower to such Lender under the clauses of this Section 2.5 pursuant to the terms of Section 2.6(c).  Each Lender shall provide Borrower written notice of deductions made by such Lender from the Designated Deposit Account pursuant to the terms of the clauses of this Section 2.5.

2.6Payments; Application of Payments; Debit of Accounts.

(a)Except as otherwise expressly provided herein, all payments by Borrower under the Loan Documents shall be made to each Lender (in accordance with its respective Pro Rata Share) to which such payments are owed, at such Lender’s office in immediately available funds on the date specified herein. Unless otherwise provided, interest is payable monthly on the Payment Date of each month.  Payments of principal and/or interest received after 3:00 noon Eastern time are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest, and all fees, expenses, indemnities and reimbursements, shall be made without set‑off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.

(b)Collateral Agent and each Lender has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied.  Borrower shall have no right to specify the order or the accounts to which Collateral Agent and each Lender shall allocate or apply any payments required to be made by Borrower to Collateral Agent and each Lender or otherwise received by Collateral Agent and each Lender under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

(c)Collateral Agent and each Lender may debit or initiate an automated clearing house payment from any of Borrower’s deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Collateral Agent and each Lender when due.  These debits and automated clearing house payments shall not constitute a set-off.  Without limiting the foregoing, Borrower shall tender to Collateral Agent and Lenders any authorization forms as Collateral Agent or any Lender may require to implement such debit or automated clearing house payment.

2.7Withholding.

(a)Payments received by the Lenders from Borrower under this Agreement will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority (including any interest, additions to tax or penalties applicable thereto).  Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to the Lenders, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, each Lender receives a net sum equal to the sum which it would have received had no withholding or deduction been required, and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority.  Borrower will, upon request, furnish the Lenders with proof reasonably satisfactory to the Lenders indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower.  The agreements and obligations of Borrower contained in this Section 2.7 shall survive the termination of this Agreement.

(b)If any assignee of any Lender’s rights under Section 12.2 of this Agreement is not a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended from time to time (such assignee, a “Non-U.S. Lender”), such Non-U.S. Lender shall, upon becoming party to this Agreement, to the extent that such Non-U.S. Lender is entitled to an exemption from U.S. withholding tax on interest, deliver to Borrower a complete and properly executed IRS Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY, as appropriate, or any successor form prescribed by the IRS, certifying that such Non-U.S. Lender is entitled to such exemption from U.S. withholding tax on interest.  Notwithstanding Section 2.6(a) above, Borrower shall not be required to pay any additional amount to any Non-U.S. Lender under Section 2.6(a) if such Non-U.S. Lender fails or is unable to deliver the forms, certificates or other evidence described in the preceding sentence, unless such non-U.S. Lender's failure or inability to deliver such forms is the result of any change in any applicable law, treaty or governmental rule, or any change in the interpretation thereof, after such Non-U.S. Lender became a party to this Agreement.

3CONDITIONS OF LOANS

3.1Conditions Precedent to Initial Credit Extension.  Each Lender’s obligation to make the initial Credit Extension is subject to the condition precedent that Collateral Agent and each Lender shall have received, in form and substance satisfactory to Collateral Agent and each Lender, such documents, and completion of such other matters, as Collateral Agent and each Lender may reasonably deem necessary or appropriate, including, without limitation:

(a)duly executed original signatures to the Loan Documents;

(b)duly executed original certificate, in form and substance satisfactory to Collateral Agent and each Lender, executed by the Borrower’s secretary (or other appropriate officer acceptable to Collateral Agent and each Lender) on behalf of the Borrower certifying (a) that attached to such certificate is a true, correct, and complete copy of the Borrowing Resolutions then in full force and effect, (b) the name(s) of the Person(s) authorized to execute the Loan Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), (c) that attached to such certificate are true, correct, and complete copies of the and long-form good standing certificates of Borrower and its Subsidiaries certified by the Secretary of State (or equivalent agency) of Borrower’s and such Subsidiaries’ jurisdiction of organization or formation and each jurisdiction in which Borrower and each Subsidiary is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date, and (d) that Agent and the Lenders may conclusively rely on such certificate unless and until such Person shall have delivered to Agent a further certificate canceling or amending such prior certificate;

(c)duly executed original signatures to the completed Borrowing Resolutions for Borrower;

(d)certified copies, dated as of a recent date, of financing statement searches, as Collateral Agent may request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(e)the Perfection Certificate of Borrower, together with the duly executed original signature thereto;

(f)a bailee’s waiver in favor of Collateral Agent for each location where Borrower maintains property with a third party (unless such leased location contain less than One Hundred Thousand Dollars ($100,000) in Borrower’s assets or property), by each such third party, together with the duly executed original signatures thereto;

(g)a duly executed legal opinion of counsel to Borrower dated as of the Effective Date;

(h)evidence satisfactory to Collateral Agent that the insurance policies and endorsements required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Collateral Agent; and

(i)payment of the fees and Lenders’ Expenses then due as specified in Section 2.5 hereof.

3.2Conditions Precedent to all Credit Extensions.  The obligation of each Lender to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a)receipt by the Lenders of (i) an executed Disbursement Letter in the form of Exhibit E attached hereto; and (ii) an executed Payment/Advance Request Form in the form of Exhibit C attached hereto;

(b)the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the Disbursement Letter (and the Payment/Advance Form) and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension.  Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

(c)in such Lender’s sole discretion, there has not been a Material Adverse Change;

(d)receipt by Collateral Agent and each Lender of such evidence as Collateral Agent or such Lender shall request to confirm that the deliveries made in Section 3.1 remain current, accurate and in full force and effect, or if not, updates thereto, each in form and substance satisfactory to the Collateral Agent and each Lender; and

(e)to the extent not delivered at the Effective Date, duly executed original Secured Promissory Notes, if requested by a Lender.

3.3Covenant to Deliver. Borrower agrees to deliver to Collateral Agent and the Lenders each item required to be delivered to Collateral Agent and the Lenders under this Agreement as a condition precedent to any Credit Extension.  Borrower expressly agrees that a Credit Extension made prior to the receipt by Collateral Agent or any Lender of any such item shall not constitute a waiver by Collateral Agent or any Lender of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in each Lender’s sole discretion.

3.4Procedures for Borrowing.  Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan set forth in this Agreement, to obtain a Term Loan, Borrower shall notify the Lenders (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 3:00 p.m. Eastern time five (5) Business Days prior to the date the Term Loan is to be made.  Together with any such electronic or facsimile notification, Borrower shall deliver to the Lenders by electronic mail or facsimile a completed Disbursement Letter (and the Payment/Advance Form) executed by a Responsible Officer or his or her designee.  The Lenders may rely on any telephone notice given by a person whom a Lender believes is a Responsible Officer or designee.  On the Funding Date, each Lender shall credit or send via federal funds wire transfer to the Designated Deposit Account an amount equal to its Term Loan Commitment in respect of the applicable Term Loan.  Each Lender may make Term Loans under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Term Loans are necessary to meet Obligations which have become due.

4CREATION OF SECURITY INTEREST

4.1Grant of Security Interest.  Borrower hereby grants Collateral Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank.  Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts owed by Borrower to Bank thereunder in respect of Bank Services (but subject to the limitations set forth in the definition of Bank Services) shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Collateral Agent’s Lien in this Agreement); provided that notwithstanding the foregoing, the amount of Bank Services that are deemed Obligations and secured by the first priority perfected security interest in the Collateral shall be reduced on a dollar-for-dollar basis by the amount of Bank Services Collateral, if any.

If this Agreement is terminated, Collateral Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash.  Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as the Lenders’ obligation to make Credit Extensions has terminated, Collateral Agent shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower.  In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Collateral Agent shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any up to an amount not to exceed, in the aggregate, the Bank Services Collateral (inclusive of any Bank Services Collateral already provided).  In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred five percent (105.0%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred ten percent (110.0%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its business judgment), to secure all of the Obligations relating  to such  Letters of Credit and in all cases, up to an amount not to exceed, in the aggregate, the Bank Services Collateral (inclusive of any Bank Services Collateral already provided).

4.2Priority of Security Interest.  Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Collateral Agent’s Lien under this Agreement).  If Borrower shall acquire a commercial tort claim in excess of One Hundred Thousand Dollars ($100,000), Borrower shall promptly notify Collateral Agent in a writing signed by Borrower of the general details thereof and grant to Collateral Agent, for the ratable benefit of the Lenders, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent.

4.3Authorization to File Financing Statements.  Borrower hereby authorizes Collateral Agent to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights hereunder, including a notice that any disposition of the Collateral except as permitted under Section 7.1 hereof, by either Borrower or any other Person, shall be deemed to violate the rights of Collateral Agent under the Code.

5REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Collateral Agent and the Lenders as follows:

5.1Due Organization, Authorization; Power and Authority.  Borrower is duly existing and in good standing as a Registered Organization in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business.  In connection with this Agreement, Borrower has delivered to Collateral Agent a completed certificate signed by Borrower entitled “Perfection Certificate”.  Borrower represents and warrants to that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement).  If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Collateral Agent of such occurrence and provide Collateral Agent with Borrower’s organizational identification number.

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect (or are being obtained pursuant to Section 6.1(b))) or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower is bound.  Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.

5.2Collateral.  Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.  Borrower has no Collateral Accounts at or with any bank or financial institution other than Bank or Bank’s Affiliates except for the Collateral Accounts described in the Perfection Certificate delivered to Collateral Agent in connection herewith and which Borrower has taken such actions as are necessary to give Collateral Agent a perfected security interest therein, pursuant to the terms of Section 6.6(b).  The Accounts are bona fide, existing obligations of the Account Debtors.

The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as permitted pursuant to Section 7.2.  None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2.

Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers in the ordinary course of business and licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States, (b) over-the-counter software that is commercially available to the public, and (c) Intellectual Property licensed to Borrower and noted on the Perfection Certificate.  To the best of Borrower’s knowledge, each Patent which it owns or purports to own and which is material to Borrower’s business is valid and enforceable, and no part of the Intellectual Property which Borrower owns or purports to own and which is material to Borrower’s business has been judged invalid or unenforceable, in whole or in part.  To the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Borrower’s business.  Borrower is in material compliance with all License Agreements or similar agreements and there is no default or event of default under any such agreements.  No part of any License Agreement has been judged invalid or unenforceable, in whole or in part, and to Borrower’s knowledge, no claim has been made that any part of any License Agreement violates the rights of any third party.

Except as noted on the Perfection Certificate, Borrower is not a party to, nor is it bound by, any Restricted License.

5.3Litigation.  There are no actions or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Borrower or any of its Subsidiaries involving more than, individually or in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000).

5.4Financial Statements; Financial Condition.  All consolidated financial statements for Borrower and any of its Subsidiaries delivered to each Lender fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations as of the dates and periods covered thereby.  There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to each Lender.

5.5Solvency.  The fair salable value of Borrower’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of Borrower’s liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6Regulatory Compliance.  Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Borrower (a) has complied in all material respects with all Requirements of Law, and (b) has not violated any Requirements of Law the violation of which could reasonably be expected to have a material adverse effect on its business.  None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted.

5.7Subsidiaries; Investments.  Borrower does not own any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments.

5.8Tax Returns and Payments; Pension Contributions.  Borrower has timely filed, or has obtained extensions for filing, all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Fifty Thousand Dollars ($50,000).

To the extent Borrower defers payment of any contested taxes, Borrower shall (i) notify Collateral Agent in writing of the commencement of, and any material development in, the proceedings, and (ii) post bonds or take any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.”  Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower in excess of Fifty Thousand Dollars ($50,000).  Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.9Use of Proceeds.  Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements and not for personal, family, household or agricultural purposes.  A portion of the proceeds of the Term A Loans shall be used by Borrower to repay the Existing Lender Debt in full on the Effective Date.

5.10Full Disclosure.  No written representation, warranty or other statement of Borrower in any certificate or written statement given to Collateral Agent or any Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Collateral Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.11Definition of “Knowledge.”  For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.

5.12Regulatory Status.  Borrower has received all Governmental Approvals needed in connection with the testing, manufacture, marketing or sale of any product currently being conducted by or on behalf of the Borrower and any such product is being tested, manufactured, marketed or sold, as the case may be, in material compliance with all applicable laws and applicable Governmental Approvals.  As of any Funding Date, there have been no Governmental Reporting Events that could reasonably be expected to have a material adverse effect on the Borrower or its Subsidiaries, or on Borrower’s or its Subsidiaries’ Governmental Approvals or products.

6AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1Government Compliance.

(a)Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each other jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations.  Borrower shall comply, and have each Subsidiary comply, in all material respects, with all laws, ordinances and regulations to which it is subject.

(b)Obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Collateral Agent in all of its property.  Borrower shall promptly provide copies of any such obtained Governmental Approvals to the Lenders.

6.2Financial Statements, Reports, Certificates.  Provide each Lender with the following:

(a)Monthly Financial Statements.  As soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Collateral Agent and the Lenders (the “Monthly Financial Statements”);

(b)Monthly Compliance Certificate.  Within thirty (30) days after the last day of each month and together with the Monthly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Collateral Agent or any Lender may reasonably request;

(c)Annual Operating Budget and Financial Projections.  Within sixty (60) days after the end of each fiscal year of Borrower, (i) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower, and (ii) annual financial projections for the following fiscal year (on a quarterly basis) as approved by Borrower’s board of directors, together with any related business forecasts used in the preparation of such annual financial projections and, as soon as available, any periodic updates thereto;

(d)Annual Audited Financial Statements.  As soon as available, but no later than one hundred twenty (120) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Collateral Agent and the Lenders;

(e)Other Statements.  Within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt;

(f)SEC Filings.  Within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be.  Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the Internet at Borrower’s website address; provided, however, Borrower shall promptly notify the Lenders in writing (which may be by electronic mail) of the posting of any such documents;

(g)Legal Action Notice.  A prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000) or more;

(h)Default Notice.  Promptly and in any event within three (3) Business Days of Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, written notice of such Event of Default or event; and

(i)Other Financial Information.  Promptly after Collateral Agent or any Lender’s reasonable request therefor, such other information regarding Borrower’s or any of its Subsidiaries’ operations, business affairs, financial condition and/or compliance with this Agreement.

6.3Inventory; Returns.  Keep all Inventory in good and marketable condition, free from material defects.  Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date.  Borrower must promptly notify the Lenders of all returns, recoveries, disputes and claims that involve more than Two Hundred Fifty Thousand Dollars ($250,000).

6.4Taxes; Pensions.  Timely file, and require each of its Subsidiaries to timely file, or obtain extensions for filing, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.8 hereof, and shall deliver to the Lenders, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5Insurance.

(a)Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Collateral Agent or Lenders may reasonably request.  Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Borrower, and in amounts that are satisfactory to Collateral Agent and the Lenders.  All property policies shall have a lender’s loss payable endorsement showing Collateral Agent as lender loss payee.  All liability policies shall show, or have endorsements showing, Collateral Agent as an additional insured.  Collateral Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.

(b)Ensure that proceeds payable under any property policy are, at Collateral Agent’s option, payable to Collateral Agent on account of the Obligations.  Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to Two Hundred Fifty Thousand Dollars ($250,000) with respect to any loss, but not exceeding Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Collateral Agent has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Collateral Agent, be payable to Collateral Agent, for the ratable benefit of the Lenders, on account of the Obligations.

(c)At Collateral Agent’s or any Lender’s request, Borrower shall deliver certified copies of insurance policies and evidence of all premium payments.  Each provider of any such insurance required under this Section 6.5 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Collateral Agent, that it will give Collateral Agent twenty (20) days (ten (10) days for non-payment of premiums) prior written notice before any such policy or policies shall be materially altered or canceled.  If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons, Collateral Agent and/or any Lender may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Collateral Agent or such Lender deems prudent.

6.6Operating Accounts.

(a)Maintain its and each of its Subsidiaries’ (i) operating and deposit accounts with Bank, (ii) primary securities accounts, inclusive of any accounts maintained in connection with asset management, with Bank and Bank’s Affiliates and (iii) business credit cards, letters of credit and foreign exchange transactions with Bank and Bank’s Affiliates.

(b)Maintain at all times at least fifty percent (50%) of Borrower’s cash with Bank, provided, that if the dollar value of all Borrower’s cash at Bank, at any time, is less than Forty Million Dollars ($40,000,000), then one hundred percent (100%) of Borrower’s cash shall be held with Bank.

(c)Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates.  For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Agent’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of the Collateral Agent.  The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Collateral Agent by Borrower as such.

6.7Intentionally Omitted.

6.8Protection of Intellectual Property Rights.

(a)(i) Use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property material to Borrower’s business; (ii) promptly advise Collateral Agent and each Lender in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property material to Borrower’s business; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without each Lender’s written consent.

(b)Provide written notice to Collateral Agent and each Lender within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public).  Borrower shall take such commercially reasonable steps as Collateral Agent or any Lender requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Collateral Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Collateral Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Collateral Agent’s rights and remedies under this Agreement and the other Loan Documents, provided that the failure to obtain such consent or waiver, after talking the steps set forth above, shall not constitute an Event of Default hereunder.

6.9Litigation Cooperation.  From the date hereof and continuing through the termination of this Agreement, make available to Collateral Agent and the Lenders, without expense to Collateral Agent or the Lenders, Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Collateral Agent or any Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Collateral Agent or any Lender with respect to any Collateral or relating to Borrower.

6.10Access to Collateral; Books and Records.  Allow Collateral Agent or any Lender, or their respective agents, at reasonable times, on three (3) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), to inspect the Collateral and audit and copy Borrower’s Books.  Such inspections or audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Collateral Agent or any Lender shall determine is necessary.  The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be One Thousand Dollars ($1,000) per person per day (or such higher amount as shall represent Collateral Agent’s or such Lender’s then-current standard charge for the same), plus reasonable out-of-pocket expenses.  In the event Borrower and Collateral Agent and/or any Lender schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedule the audit with less than ten (10) days written notice to Collateral Agent or such Lender, then (without limiting any of Collateral Agent’s or such Lender’s rights or remedies), Borrower shall pay Collateral Agent and/or such Lender a fee of One Thousand Dollars ($1,000) plus any out-of-pocket expenses incurred by Collateral Agent and/or such Lender to compensate Collateral Agent and/or such Lender for the anticipated costs and expenses of the cancellation or rescheduling.

6.11Formation or Acquisition of Subsidiaries.  Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, at the time that Borrower forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date, Borrower shall (a) with respect to Domestic Subsidiaries only, cause such new Domestic Subsidiary to provide to Collateral Agent and the Lenders a joinder to the Loan Agreement to cause such Domestic Subsidiary to become a co‑borrower hereunder, together with such appropriate financing statements and/or Control Agreements, all in form and substance satisfactory to Collateral Agent and the Lenders (including being sufficient to grant Collateral Agent, for the ratable benefit of the Lenders, a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Domestic Subsidiary), (b) provide to Collateral Agent and the Lenders appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary to Collateral Agent, for the ratable benefit of the Lenders, in form and substance satisfactory to Collateral Agent and the Lenders, and (c) provide to Collateral Agent or the Lenders all other documentation in form and substance reasonably satisfactory to Collateral Agent and the Lenders, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above.  Any document, agreement, or instrument executed or issued pursuant to this Section 6.11 shall be a Loan Document.

6.12Further Assurances.  Execute any further instruments and take further action as Collateral Agent or any Lender reasonably requests to perfect or continue Collateral Agent’s Lien in the Collateral or to effect the purposes of this Agreement.  Deliver to Collateral Agent and the Lenders, within five (5) days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the operations of Borrower or any of its Subsidiaries (each a “Governmental Reporting Event”).

7NEGATIVE COVENANTS

Borrower shall not do any of the following without the prior written consent of the Required Lenders:

7.1Dispositions.  Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of surplus, worn‑out or obsolete Equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower; (c) consisting of Permitted Liens and Permitted Investments; (d) consisting of the sale or issuance of any stock of Borrower permitted under Section 7.2 of this Agreement; (e) consisting of Borrower’s use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (f) Permitted Licenses, and (g) not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year.

7.2Changes in Business, Management, Ownership or Business Locations.  (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; (c) fail to provide notice to Collateral Agent and Lenders of any Key Person departing from or ceasing to be employed by Borrower within five (5) days after his or her departure from Borrower; or (d) permit or suffer any Change in Control.

Borrower shall not, without at least ten (10) days prior written notice to Collateral Agent: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than One Hundred Thousand Dollars ($100,000) in Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of One Hundred Thousand Dollars ($100,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization.  If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of One Hundred Thousand Dollars ($100,000) to a bailee, and Collateral Agent and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will first receive the written consent of Collateral Agent, and such bailee shall execute and deliver a bailee agreement in form and substance satisfactory to Collateral Agent in its reasonable discretion.

7.3Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary).  A Subsidiary may merge or consolidate into a Domestic Subsidiary (so long as the surviving entity is a Domestic Subsidiary) or into Borrower (so long as the surviving entity is the Borrower).

7.4Indebtedness.  Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5Encumbrance.  Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Agent, for the ratable benefit of the Lenders, and Liens described in clause (c) of Permitted Liens) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

7.6Maintenance of Collateral Accounts.  Maintain any Collateral Account except pursuant to the terms of Section 6.6(b) hereof.

7.7Distributions; Investments.  (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock; and (iii) Borrower may repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that the aggregate amount of all such repurchases does not exceed Two Hundred Fifty Thousand Dollars ($250,000) per fiscal year; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments, or permit any of its Subsidiaries to do so; or (c) directly or indirectly make any Investment in or form or acquire any Foreign Subsidiary.

7.8Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for (i) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, (ii) equity financings with existing and/or new investors of Borrower which does not result in a Change in Control and the terms of such equity financing do not conflict or violate the terms of this Agreement, (ii) transactions permitted pursuant to the terms of the second sentence of Section 7.3 hereof, (iv) Investments permitted under sub-clause (f) of the definition of Permitted Investments, and (v) debt financings from Borrower’s existing investors so long as all such Indebtedness is Subordinated Debt.

7.9Subordinated Debt.  (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to the Lenders (except as otherwise provided for by the terms of the subordination agreement, intercreditor, or other similar agreement between such Person and Collateral Agent).

7.10Compliance.  Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to (a) meet the minimum funding requirements of ERISA, (b) prevent a Reportable Event or Prohibited Transaction as defined in ERISA, or (c) comply with the Federal Labor Standards Act, the failure of any of the conditions in clauses (a) through (c) which could reasonably be expected to have a material adverse effect on Borrower’s business, or violate any other law or regulation, if the violation could reasonably be expected to have a materials adverse effect on Borrower’s business or permit any Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

7.11Amendments to Organization Documents and Material Agreements.  Amend, modify or waive any provision of (a) any material agreement in a manner that is materially adverse to Borrower, that is adverse to Collateral Agent or any Lender, that pertains to rights to assign or grant a security interest in such material agreement or that could or could reasonably be expected to result in a Material Adverse Change, or (b) any of its organizational documents (other than a change in registered agents, changes made exclusively as the result of equity financings with existing and/or new investors of Borrower which does not result in a Change in Control and the terms of such equity financing do not conflict or violate the terms of this Agreement, or a change that could not adversely affect the rights of Collateral Agent or Lenders hereunder, but, for the avoidance of doubt, under no circumstances a change of its name, type of organization or jurisdiction of organization), in each case, without the prior written consent of Collateral Agent and each Lender.  Borrower shall provide to Collateral Agent and each Lender copies of all amendments, waivers and modifications of any material agreement or organizational documents.

7.12Compliance with Anti‑Terrorism Laws.  Collateral Agent and the Lenders hereby notify Borrower and each of its Subsidiaries that pursuant to the requirements of Anti‑Terrorism Laws, and Collateral Agent’s and each Lender’s policies and practices, Collateral Agent and each Lender is required to obtain, verify and record certain information and documentation that identifies Borrower and each of its Subsidiaries and their principals, which information includes the name and address of Borrower and each of its Subsidiaries and their principals and such other information that will allow Collateral Agent and each Lender to identify such party in accordance with Anti‑Terrorism Laws.  Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists.  Borrower and each of its Subsidiaries shall immediately notify Collateral Agent and each Lender if Borrower or such Subsidiary has knowledge that Borrower, or any Subsidiary or Affiliate of Borrower, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.  Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries, permit any Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti‑Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti‑Terrorism Law.

8EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Term Loan Maturity Date).  During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2Covenant Default.

(a)Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, 6.8(b), 6.10 or 6.11 or violates any covenant in Section 7; or

(b)Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified elsewhere in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period).  Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in clause (a) above;

8.3Material Adverse Change.  A Material Adverse Change occurs;

8.4Attachment; Levy; Restraint on Business.

(a)(i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under the control of Borrower (including a Subsidiary) in excess of Two Hundred Fifty Thousand Dollars ($250,000), or (ii) a notice of lien or levy is filed against any of Borrower’s assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or

(b)(i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting all or any material part of its business;

8.5Insolvency.  (a) Borrower or any of its Subsidiaries is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower or any of its Subsidiaries and is not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6Other Agreements.  There is, under any agreement to which Borrower or any Guarantor is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Two Hundred Fifty Thousand Dollars ($250,000); or (b) any breach or default by Borrower, the result of which could reasonably be expected to have a material adverse effect on Borrower’s business; provided, however, that the Event of Default under this Section 8.6 caused by the occurrence of a default under such other agreement shall be cured or waived for purposes of this Agreement upon Collateral Agent and each Lender receiving written notice from the party asserting such default of such cure or waiver of the default under such other agreement, if at the time of such cure or waiver under such other agreement (x) Collateral Agent or a Lender has not declared an Event of Default under this Agreement and/or exercised any rights with respect thereto; (y) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement or any Loan Document; and (z) in connection with any such cure or waiver under such other agreement, the terms of any agreement with such third party are not modified or amended in any manner which could in the good faith judgment of Collateral Agent and the Lenders be materially less advantageous to Borrower;

8.7Judgments; Penalties.  One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the satisfaction, payment, discharge, stay, or bonding of such fine, penalty, judgment, order or decree);

8.8Misrepresentations.  Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Collateral Agent and/or Lenders or to induce Collateral Agent and/or Lenders to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9Subordinated Debt.  Any document, instrument, or agreement evidencing the subordination of any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement; or

8.10Governmental Approvals.  Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) cause, or could reasonably be expected to cause, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction.

8.11Lien Priority.  Any Lien created hereunder or by any other Loan Document shall at any time fail to constitute a valid and perfected Lien on any of the Collateral purported to be secured thereby, subject to no prior or equal Lien, other than Permitted Liens which are permitted to have priority in accordance with the terms of this Agreement.

8.12Public Company.  The Borrower’s equity fails to remain registered with the SEC in good standing and/or such equity fails to remain publicly traded on and registered with a public securities exchange.

9RIGHTS AND REMEDIES

9.1Rights and Remedies.

(a)Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may, and at the written direction of Required Lenders shall, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, (ii) by notice to Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations shall be immediately due and payable without any action by Collateral Agent or the Lenders) or (iii) by notice to Borrower suspend or terminate the obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders (but if an Event of Default described in Section 8.5 occurs all obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders shall be immediately terminated without any action by Collateral Agent or the Lenders);

(b)Without limiting the rights of Collateral Agent and the Lenders set forth in Section 9.1(a) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right, without notice or demand, to do any or all of the following:

(i)foreclose upon and/or sell or otherwise liquidate, the Collateral;

(ii)apply to the Obligations any (a) balances and deposits of Borrower that Collateral Agent or any Lender holds or controls, or (b) any amount held or controlled by Collateral Agent or any Lender owing to or for the credit or the account of Borrower; and/or

(iii)commence and prosecute an Insolvency Proceeding or consent to Borrower commencing any Insolvency Proceeding;

(c)Without limiting the rights of Collateral Agent and the Lenders set forth in Sections 9.1(a) and (b) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right, without notice or demand, to do any or all of the following:

(i)suspend or terminate the obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders (but if an Event of Default described in Section 8.5 occurs all obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders shall be immediately terminated without any action by Collateral Agent or the Lenders);

(ii)demand that Borrower, to the extent not already collateralized with Bank Services Collateral, deposit cash with Bank in an amount not to exceed Bank Services Collateral, which shall, in the case of any Letters of Credit that constitute Bank Services, equal to at least (x) if one hundred five percent (105.0%), with respect to Letters of Credit denominated in Dollars, and (y) one hundred ten percent (110.0%), with respect to Letters of Credit denominated in a Foreign Currency, of the Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)) in call cases, up to an amount not to exceed, in the aggregate, the Bank Services Collateral (inclusive of any Bank Services Collateral already provided), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts;

(iii)terminate any FX Contracts to the extent Borrower’s obligations to pay under such FX Contracts plus either (A) the amount owed by Borrower in respect of any other Bank Services (inclusive of any Subject Letters of Credit) does not exceed One Million Dollars ($1,000,000) in the aggregate or (B) the amount owed by Borrower in respect of any Bank Services (exclusive of any Subject Letters of Credit) does not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate (it being understood that both conditions under (A) and (B) above must be satisfied);

(iv)verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Collateral Agent considers advisable, and notify any Person owing Borrower money of Collateral Agent’s security interest in such funds;

(v)make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral.  Borrower shall assemble the Collateral if Collateral Agent requests and make it available as Collateral Agent designates.  Collateral Agent may enter premises where the

Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Collateral Agent a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Agent’s rights or remedies;

(vi)apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held or controlled by Collateral Agent or any Lender owing to or for the credit or the account of Borrower;

(vii)ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral.  Collateral Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Agent’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Collateral Agent, for the benefit of the Lenders;

(viii)place a “hold” on any account maintained with Collateral Agent or the Lenders and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(ix)appoint a receiver to seize, manage and realize any of the Collateral, and such receiver shall have any right and authority as any competent court will grant or authorize in accordance with any applicable law, including any power or authority to manage the business of Borrower or any of its Subsidiaries;

(x)demand and receive possession of Borrower’s Books; and

(xi)subject to clauses 9.1(a) and (b), exercise all rights and remedies available to Collateral Agent and each Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2Power of Attorney.  Borrower hereby irrevocably appoints Collateral Agent as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to:  (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Collateral Agent or a third party as the Code permits.  Borrower hereby appoints Collateral Agent as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Collateral Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Collateral Agent and the Lenders are under no further obligation to make Credit Extensions hereunder.  Collateral Agent’s foregoing appointment as Borrower’s attorney in fact, and all of Collateral Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Collateral Agent’s and the Lenders’ obligation to provide Credit Extensions terminates.

9.3Protective Payments.  If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Collateral Agent may obtain such insurance or make such payment, and all amounts so paid by Collateral Agent are Lenders’ Expenses and immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral.  Collateral Agent will make reasonable efforts to provide Borrower with notice of Collateral Agent obtaining such insurance or making such payment at the time it is obtained or paid or within a reasonable time thereafter.  No such payments by Collateral Agent are deemed an agreement to make similar payments in the future or Collateral Agent’s waiver of any Event of Default.

9.4Application of Payments and Proceeds Upon Default.  Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Collateral Agent from or on behalf of Borrower of all or any part of the Obligations, and, as between Borrower on the one hand and Collateral Agent and Lenders on the other, Collateral Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Collateral Agent may deem advisable notwithstanding any previous application by Collateral Agent, and (b) unless the Collateral Agent and the Lenders shall agree otherwise, the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Lenders’ Expenses; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other indebtedness or obligations of Borrower owing to Collateral Agent or any Lender under the Loan Documents.  Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.  In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.  Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise.  Collateral Agent, or if applicable, each Lender, shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s portion of any Term Loan and the ratable distribution of interest, fees and reimbursements paid or made by Borrower.  Notwithstanding the foregoing, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is later determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to Collateral Agent or other Lenders such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Collateral Agent.  If any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Lender in excess of its ratable share, then the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for and shall be promptly paid over to the other Lender for application to the payments of amounts due on the other Lenders’ claims.  To the extent any payment for the account of Borrower is required to be returned as a voidable transfer or otherwise, the Lenders shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis.  If any Lender shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for Collateral Agent and other Lenders for purposes of perfecting Collateral Agent’s security interest therein.

9.5Liability for Collateral.  So long as Collateral Agent and the Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Collateral Agent and the Lenders, Collateral Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person.  Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6No Waiver; Remedies Cumulative.  Failure by Collateral Agent or any Lender, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Collateral Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith.  No waiver hereunder shall be effective unless signed by Collateral Agent and the Required Lenders and then is only effective for the specific instance and purpose for which it is given.  The rights and remedies of Collateral Agent and the Lenders under this Agreement and the other Loan Documents are cumulative.  Collateral Agent and the Lenders have all rights and remedies provided under the Code, any applicable law, by law, or in equity.  The exercise by Collateral Agent or any Lender of one right or remedy is not an election, and Collateral Agent’s or any Lender’s waiver of any Event of Default is not a continuing waiver.  Collateral Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7Demand Waiver.  Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Collateral Agent or any Lender on which Borrower is liable.

10NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below.  Any of Collateral Agent, Lender or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	CLEARSIDE BIOMEDICAL, INC. 1220 Old Alpharetta Road, Suite 300 Alpharetta, GA 30005 Attn: Charles A. Deignan – Chief Financial Officer Fax: Email: charlie.deignan@clearsidebio.com
If to Collateral Agent or Bank: Silicon Valley Bank 3475 Piedmont Road, NE, Suite 560	Atlanta, GA 30305 Attn: Scott McCarty Fax: (404) 467-4467 Email: smccarty@svb.com

If to any Lender other than Bank: at the address for such Lender set forth in the signature pages to this Agreement or provided as a notice address for such in connection with any assignment hereunder.

11CHOICE OF LAW, VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE

Except as otherwise expressly provided in any of the Loan Documents, California law governs the Loan Documents without regard to principles of conflicts of law.  Borrower, Collateral Agent and each Lender each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Collateral Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Collateral Agent or any Lender.  Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower  at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

BORROWER, COLLATERAL AGENT AND EACH LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court.  The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive.  The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers.  All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed.  If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief.  The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings.  The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings.  The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge.  The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a).  Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies.  The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

This Section 11 shall survive the termination of this Agreement.

12GENERAL PROVISIONS

12.1Termination Prior to Term Loan Maturity Date; Survival.  All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been satisfied.  So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement), this Agreement may be terminated prior to the Term Loan Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank.  Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.

12.2Successors and Assigns.  This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not transfer, pledge or assign this Agreement or any rights or obligations under it without Collateral Agent’s and each Lender’s prior written consent (which may be granted or withheld in Collateral Agent’s and each Lender’s discretion, subject to Section 12.7).  The Lenders have the right, without the consent of or notice to Borrower, to sell, transfer, assign, pledge, negotiate, or grant participation in (any such sale, transfer, assignment, negotiation, or grant of a participation, a “Lender Transfer”) all or any part of, or any interest in, the Lenders’ obligations, rights, and benefits under this Agreement and the other Loan Documents; provided, however, that any such Lender Transfer (other than a transfer, pledge, sale or assignment to an Eligible Assignee) of its obligations, rights, and benefits under this Agreement and the other Loan Documents shall require the prior written consent of the Required Lenders (such approved assignee, an “Approved Lender”).  Borrower and Collateral Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Collateral Agent shall have received and accepted an effective assignment agreement in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee or Approved Lender as Collateral Agent reasonably shall require.  Notwithstanding anything to the contrary contained herein, so long as no Event of Default has occurred and is continuing, no Lender Transfer (other than a Lender Transfer (i) in respect of the Warrants or (ii) in connection with (x) assignments by a Lender due to a forced divestiture at the request of any regulatory agency;

or (y) upon the occurrence of a default, event of default or similar occurrence with respect to a Lender’s own financing or securitization transactions) shall be permitted, without Borrower’s consent, to any Person which is an Affiliate or Subsidiary of Borrower, a direct competitor of Borrower or a vulture hedge fund, each as determined by Collateral Agent.

Notwithstanding anything to the contrary contained herein, the Collateral Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each assignment agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Term Loan Commitments of, and principal amounts (and stated interest) of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Each Lender that sells or otherwise grants a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  The Collateral Agent shall have no responsibility for establishing or maintaining a Participant Register with respect to any Lender or participant; provided that so long as Bank is Collateral Agent nothing contained in this sentence shall exclude Bank (in its capacity as a Lender) from the obligation to maintain a Participant Register in accordance with this Section with respect to any participations sold by Bank in such capacity.

12.3Indemnification.  Borrower agrees to indemnify, defend and hold Collateral Agent and the Lenders and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Collateral Agent or the Lenders (each, an “Indemnified Person”) harmless against:  (i) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Lenders’ Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Collateral Agent, and/or the Lenders and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses and/or expenses (including Lenders’ Expenses) directly caused by such Indemnified Person’s gross negligence or willful misconduct.

This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

12.4Time of Essence.  Time is of the essence for the performance of all Obligations in this Agreement.

12.5Severability of Provisions.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6Correction of Loan Documents.  Collateral Agent and the Lenders may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties so long as Collateral Agent and the Lenders provide Borrower with written notice of such correction and allows Borrower at least ten (10) days to object to such correction.  In the event of such objection, such correction shall not be made except by an amendment signed by Collateral Agent, the Lenders and Borrower.

12.7Amendments in Writing; Waiver; Integration.  (a) No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, or any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower, Collateral Agent and the Required Lenders provided that:

(i)no such amendment, waiver or other modification that would have the effect of increasing or reducing a Lender’s Term Loan Commitment or Commitment Percentage shall be effective as to such Lender without such Lender’s written consent;

(ii)no such amendment, waiver or modification that would affect the rights and duties of Collateral Agent shall be effective without Collateral Agent’s written consent or signature;

(iii)no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Term Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Term Loan (B) postpone the date fixed for, or waive, any payment of principal of any Term Loan or of interest on any Term Loan (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (C) change the definition of the term “Required Lenders” or the percentage of Lenders which shall be required for the Lenders to take any action hereunder; (D) release all or substantially all of any material portion of the Collateral, authorize Borrower to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any Guarantor of all or any portion of the Obligations or its guaranty obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Loan Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 12.7 or the definitions of the terms used in this Section 12.7 insofar as the definitions affect the substance of this Section 12.7; (F) consent to the assignment, delegation or other transfer by Borrower of any of its rights and obligations under any Loan Document or release Borrower of its payment obligations under any Loan Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; (G) amend any of the provisions of Section 9.4 or amend any of the definitions of Pro Rata Share, Term Loan Commitment, Commitment Percentage or that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder; (H) subordinate the Liens granted in favor of Collateral Agent securing the Obligations; or (I) amend any of the provisions of Section 12.10.  It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G) and (H) of the preceding sentence;

(iv)the provisions of the foregoing clauses (i), (ii) and (iii) are subject to the provisions of any interlender or agency agreement among the Lenders and Collateral Agent pursuant to which any Lender may agree to give its consent in connection with any amendment, waiver or modification of the Loan Documents only in the event of the unanimous agreement of all Lenders.

(b)Other than as expressly provided for in Section 12.7(a)(i)‑(iii), Collateral Agent may, if requested by the Required Lenders, from time to time designate covenants in this Agreement less restrictive by notification to a representative of Borrower.

(c)This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.8Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.9Confidentiality.  In handling any confidential information, the Lenders and Collateral Agent shall exercise the same degree of care that it exercises for their own proprietary information, but disclosure of information may be made: (a) to the Lenders’ and Collateral Agent’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with the Lenders and Collateral Agent, collectively, “Lender Entities”); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, the Lenders and Collateral Agent shall use its best efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to the Lenders’ and Collateral Agent’s regulators or as otherwise required in connection with the Lenders’ and Collateral Agent’s examination or audit; (e) as the Lenders and Collateral Agent consider appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of the Lenders and Collateral Agent so long as such service providers have either executed a confidentiality agreement with the Lenders and Collateral Agent, as applicable, with terms no less restrictive than those contained herein or are otherwise bound by obligations of confidentiality.  Confidential information does not include information that is either: (i) in the public domain or in the Lenders’ and/or Collateral Agent’s possession when disclosed to the Lenders and/or Collateral Agent through no fault of the Lenders and Collateral Agent, or becomes part of the public domain (other than as a result of its disclosure by the Lenders and/or Collateral Agent in violation of this Agreement) after disclosure to the Lenders and/or Collateral Agent; or (ii) disclosed to the Lenders and/or Collateral Agent by a third party, if the Lenders and/or Collateral Agent do not know that the third party is prohibited from disclosing the information.

Lender Entities may use anonymous forms of confidential information for aggregate datasets, for analyses or reporting, and for any other uses not expressly prohibited in writing by Borrower.  The provisions of the immediately preceding sentence shall survive termination of this Agreement.

12.10Right of Set Off.  Borrower hereby grants to Collateral Agent and to each Lender, a lien, security interest and right of set off as security for all Obligations to Collateral Agent and each Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Collateral Agent or the Lenders or any entity under the control of Collateral Agent or the Lenders (including a Collateral Agent affiliate) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Collateral Agent or the Lenders may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.11Attorneys’ Fees, Costs and Expenses.  In any action or proceeding between Borrower and any Lender and/or Collateral Agent arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

12.12Electronic Execution of Documents.  The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.13Captions.  The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.14Construction of Agreement.  The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement.  In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.15Relationship.  The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement.  The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.16Third Parties.  Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.17Cooperation of Borrower.  If necessary, Borrower agrees to (i) execute any documents (including new Secured Promissory Notes) reasonably required to effectuate and acknowledge each assignment of a Term Loan Commitment or Loan to an assignee in accordance with Section 12.2, (ii) make Borrower’s management available to meet with Collateral Agent and prospective participants and assignees of Term Loan Commitments or Credit Extensions (which meetings shall be conducted no more often than twice every twelve months unless an Event of Default has occurred and is continuing), and (iii) assist Collateral Agent or the Lenders in the preparation of information relating to the financial affairs of Borrower as any prospective participant or assignee of a Term Loan Commitment or Term Loan reasonably may request. Subject to the provisions of Section 12.9, Borrower authorizes each Lender to disclose to any prospective participant or assignee of a Term Loan Commitment, any and all information in such Lender’s possession concerning Borrower and its financial affairs which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement, or which has been delivered to such Lender by or on behalf of Borrower in connection with such Lender’s credit evaluation of Borrower prior to entering into this Agreement.

12.18Effect of Amendment and Restatement.  This Agreement is intended to and does completely amend and restate, without novation, the Prior Agreement.  All security interests granted by Borrower under the Prior Agreement are hereby confirmed and ratified and shall continue to secure all Obligations under this Agreement. Without limiting the foregoing, any warrant(s) issued in connection with the Prior Agreement (to the extent not yet exercised, terminated or amended and restated in connection with this Agreement) remain(s) in full force and effect.

13AGENT

13.1Appointment and Authorization of Collateral Agent. Each Lender hereby irrevocably appoints, designates and authorizes Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Collateral Agent and the Lenders and Borrower nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof.  The duties of Collateral Agent shall be mechanical and administrative in nature.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “collateral agent” herein and in the other Loan Documents with reference to Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.  Without limiting the generality of the foregoing, Collateral Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (a) act as collateral agent for Collateral Agent and each Lender for purposes of the perfection of all liens created by the Loan Documents and all other purposes stated therein, (b) manage, supervise and otherwise deal with the Collateral, (c) take such other action as is necessary or desirable to maintain the perfection and priority of the liens created or purported to be created by the Loan Documents, (d) except as may be otherwise specified in any Loan Document, exercise all remedies given to Collateral Agent and the other Lenders with respect to the Collateral, whether under the Loan Documents, applicable law or otherwise and (e) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Collateral Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Collateral Agent and the Lenders for purposes of the perfection of all liens with respect to the Collateral, including any deposit account maintained by Borrower with, and cash and cash equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such liens or otherwise to transfer the Collateral subject thereto to Collateral Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

13.2Successor Agent.

(a)Collateral Agent may at any time assign its rights, powers, privileges and duties hereunder to (i) another Lender or an Affiliate of Collateral Agent or any Lender or any Approved Fund, or (ii) any Person to whom Collateral Agent, in its capacity as a Lender, has assigned (or will assign, in conjunction with such assignment of agency rights hereunder) fifty percent (50%) or more of the Credit Extensions or Term Loan Commitments then held by Collateral Agent (in its capacity as a Lender), in each case without the consent of the Lenders or Borrower.  Following any such assignment, Agent shall give notice to the Lenders and Borrower.  An assignment by Collateral Agent pursuant to this subsection (a) shall not be deemed a resignation by Collateral Agent for purposes of subsection (b) below.

(b)Without limiting the rights of Collateral Agent to designate an assignee pursuant to subsection (a) above, Collateral Agent may at any time give notice of its resignation to the Lenders and Borrower.  Upon receipt of any such notice of resignation, Required Lenders shall have the right to appoint a successor Collateral Agent in consultation with Borrower; provided that no such consultation shall be required (i) for the appointment of any Lender or any Affiliate thereof or (ii) if an Event of Default has occurred and is continuing.  If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within ten (10) Business Days after the retiring Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent; provided, however, that if Collateral Agent shall notify Borrower and the Lenders that no Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice from Collateral Agent that no Person has accepted such appointment and, from and following delivery of such notice, (i) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (ii) all payments, communications and determinations provided to be made by, to or through Collateral Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Collateral Agent as provided for above in this subsection (b).

(c)Upon (i) an assignment permitted by subsection (a) above, or (ii) the acceptance of a successor’s appointment as Collateral Agent pursuant to subsection (b) above, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents (if not already discharged therefrom as provided above in this subsection (c)).  The fees payable by Borrower to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor.  After the retiring Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article shall continue in effect for the benefit of such retiring Agent and its sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting or was continuing to act as Collateral Agent.

13.3Delegation of Duties. Collateral Agent may execute any of its duties under this Agreement or any other Loan Document by or through its, or its Affiliates’, agents, employees or attorneys-in-fact and shall be entitled to obtain and rely upon the advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.  Any such Person to whom Collateral Agent delegates a duty shall benefit from this Article 13 to the extent provided by Collateral Agent.

13.4Liability of Collateral Agent. Except as otherwise provided herein, no “Agent-Related Person” (as defined  below) shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own (and with respect to Collateral Agent, its, its Affiliates, and their officers, directors, employees, agents, advisors, auditors and attorneys-in-fact of such Persons) gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Borrower or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Collateral, other properties or books or records of Borrower or any Affiliate thereof.  The term “Agent-Related Person” means the Collateral Agent, together with its Affiliates, and the officers, directors, employees, agents, advisors, auditors and attorneys-in-fact of such Persons; provided, however, that no Agent-Related Person shall be an Affiliate of Borrower.

13.5Reliance by Collateral Agent. Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Collateral Agent. Collateral Agent shall be fully justified in failing or refusing to take any action under any Loan Document (a) if such action would, in the opinion of Collateral Agent, be contrary to law or any Financing Document, (b) if such action would, in the opinion of Collateral Agent, expose Collateral Agent to any potential liability under any law, statute or regulation or (c) if Collateral Agent shall not first have received such advice or concurrence of all Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of all Lenders (or Required Lenders where authorized herein) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

13.6Notice of Default. Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default and/or Event of Default, unless Collateral Agent shall have received written notice from a Lender or Borrower, describing such default or Event of Default. Agent will notify the Lenders of its receipt of any such notice. While an Event of Default has occurred and is continuing, Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as Collateral Agent shall deem advisable or in the best interest of the Lenders, including without limitation,  satisfaction of other security interests, liens or encumbrances on the Collateral not permitted under the Loan Documents, payment of taxes on behalf of Borrower, payments to landlords, warehouseman, bailees and other Persons in possession of the Collateral and other actions to protect and safeguard the Collateral, and actions with respect to insurance claims for casualty events affecting Borrower and/or the Collateral.

13.7Credit Decision; Disclosure of Information by Collateral Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by Collateral Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to Collateral Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by Collateral Agent herein, Collateral Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower which may come into the possession of any Agent-Related Person.

13.8Indemnification of Collateral Agent. Whether or not the transactions contemplated hereby are consummated, each  Lender shall, severally and pro rata based on its respective Pro Rata Share, indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), and hold harmless each Agent-Related Person from and against any and all

Indemnified Liabilities (which shall not include legal expenses of Collateral Agent incurred in connection with the closing of the transactions contemplated by this Agreement) incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall, severally and pro rata based on its respective Pro Rata Share, reimburse Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Lenders’ Expenses incurred after the closing of the transactions contemplated by this Agreement) incurred by Collateral Agent (in its capacity as Collateral Agent, and not as a Lender) in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Collateral Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment in full of the Obligations, the termination of this Agreement and the resignation of Agent.  The term “Indemnified Liabilities” means those liabilities described in Section 12.3.

13.9Collateral Agent in its Individual Capacity.  With respect to its Credit Extensions, Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not Collateral Agent, and the terms “Lender” and “Lenders” include Bank in its individual capacity. Bank and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, Borrower and any of its Affiliates and any person who may do business with or own securities of Borrower or any of its Affiliates, all as if Bank were not Collateral Agent and without any duty to account therefor to Lenders.  Bank and its Affiliates may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.  Each Lender acknowledges the potential conflict of interest between Bank as a Lender holding disproportionate interests in the Credit Extensions and Bank as Agent, and expressly consents to, and waives, any claim based upon, such conflict of interest.

13.10Collateral Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, examinership, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower, Collateral Agent (irrespective of whether the principal of any Credit Extension, shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Collateral Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Credit Extensions and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Collateral Agent and their respective agents and counsel and all other amounts due the Lenders and Collateral Agent allowed in such judicial proceeding); and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Collateral Agent and, in the event that Collateral Agent shall consent to the making of such payments directly to the Lenders, to pay to Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Collateral Agent and its agents and counsel, including Lenders’ Expenses.  To the extent that Collateral Agent fails timely to do so, each Lender may file a claim relating to such Lender’s claim.

13.11Collateral and Guaranty Matters. The Lenders irrevocably authorize Collateral Agent, at its option and in its discretion, to release (a) Borrower and any Lien on any Collateral granted to or held by Collateral Agent under any Loan Document (i) in accordance with Article 9 hereof or (ii) upon the date that all Obligations (other than inchoate indemnity obligations for which no claim has yet been made and any other obligations which, by their terms, are to survive the termination of this Agreement) due hereunder have been fully and indefeasibly paid in full and no Term Loan Commitments or other obligations of any Lender to provide funds to Borrower under this Agreement remain outstanding, and (b) any Lien on any Collateral that is transferred or to be transferred as part of or in connection with any disposition or transfer permitted hereunder or under any other Loan Document. Upon request by Collateral Agent at any time, all Lenders will confirm in writing Collateral Agent’s authority to release its interest in particular types or items of Collateral pursuant to this Section 13.11.

13.12Advances; Payments; Non-Funding Lenders.

(a)Advances; Payments.  If Collateral Agent receives any payment for the account of Lenders on or prior to 3:00 p.m. (Eastern time) on any Business Day, Collateral Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on such Business Day. If Collateral Agent receives any payment for the account of Lenders after 12:00 p.m. (Pacific time) on any Business Day, Collateral Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on the next Business Day. To the extent that any Lender has failed to fund any Credit Extension when required to fund a Credit Extension pursuant to the terms of this Agreement (a “Non-Funding Lender”), Collateral Agent shall be entitled to set-off the funding short-fall against that Non-Funding Lender’s Pro Rata Share of all payments received from Borrower.

(b)Return of Payments.

(i)If Collateral Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Collateral Agent from Borrower and such related payment is not received by Collateral Agent, then Collateral Agent will be entitled to recover such amount (including interest accruing on such amount at the Federal Funds Rate for the first Business Day and thereafter, at the rate otherwise applicable to such Obligation) from such Lender on demand without set-off, counterclaim or deduction of any kind.

(ii)If Collateral Agent determines at any time that any amount received by Collateral Agent under this Agreement must be returned to Borrower or paid to any other person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Collateral Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Collateral Agent on demand any portion of such amount that Collateral Agent has distributed to such Lender, together with interest at such rate, if any, as Collateral Agent is required to pay to Borrower or such other person, without set-off, counterclaim or deduction of any kind.

13.13Miscellaneous.

(a)Neither Collateral Agent nor any Lender shall be responsible for the failure of any Non-Funding Lender to make a Credit Extension or make any other advance required hereunder.  The failure of any Non‑Funding Lender to make any Credit Extension or any payment required by it hereunder shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make the Credit Extension or payment required by it, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make a Credit Extension or make any other payment required hereunder.  Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” (or be included in the calculation of “Required Lender” hereunder) for any voting or consent rights under or with respect to any Loan Document.  At Borrower’s request, Collateral Agent or a person reasonably acceptable to Collateral Agent shall have the right with Collateral Agent’s consent and in Collateral Agent’s sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Collateral Agent’s request, sell and assign to Collateral Agent or such person, all of the Term Loan Commitments and all of the outstanding Credit Extensions of that Non-Funding Lender for an amount equal to the principal balance of the Credit Extensions held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed assignment agreement reasonably acceptable to Collateral Agent.

(b)Each Lender shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s portion of any Credit Extension and the ratable distribution of interest, fees and reimbursements paid or made by Borrower.  Notwithstanding the foregoing, if this Agreement requires payments of principal and interest to be made directly to the Lenders, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to the Collateral Agent (for Collateral Agent to redistribute to itself and the Lenders in a manner to ensure the payment to Collateral Agent of any sums due Collateral Agent hereunder and the ratable repayment of each Lender’s portion of any Credit Extension and the ratable distribution of interest, fees and reimbursements) such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Collateral Agent.  If any payment or distribution of any kind or character, whether in cash, properties or securities and whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, shall be received by a Lender in excess of its ratable share, then (i) the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for application to the payments of amounts due on the other Lender’s claims, or, in the case of Collateral, shall hold such Collateral for itself and as agent and bailee for the Collateral Agent and other Lenders and (ii) such Lender shall promptly advise the Collateral Agent of the receipt of such payment, and, within five (5) Business Days of such receipt and, in the case of payments and distributions, such Lender shall purchase (for cash at face value) from the other Lenders (through the Collateral Agent), without recourse, such participations in the Credit Extension made by the other Lenders as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them in accordance with the respective Pro Rata Shares of the Lenders; provided, however, that if all or any portion of such excess payment is thereafter recovered by or on behalf of Borrower from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest; provided, further, that the provisions of this Section shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or the other Loan Documents, or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loan Commitment pursuant to Section 12.2.  Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.  No documentation other than notices and the like shall be required to implement the terms of this Section.  The Collateral Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section and shall in each case notify the Lenders following any such purchases.

14DEFINITIONS

14.1Definitions.  As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative.  As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agent-Related Person” is defined in Section 13.4.

“Agreement” is defined in the preamble hereof.

“Amortization Start Date” is November 1, 2019, provided, that if the Term C Loan is made during the Term C Loan Draw Period, then the “Amortization Start Date” shall be January 1, 2020.

“Anti‑Terrorism Laws” are any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Approved Fund” is any (i) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (ii) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (i) and that, with respect to each of the preceding clauses (i) and (ii), is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Approved Lender” is defined in Section 12.2.

“Authorized Signer” is any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including any Advance request, on behalf of Borrower.

“Bank” is defined in the preamble hereof.

“Bank Services”  are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any of Bank Affiliate, including, without limitation, any Letters of Credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”); provided that the total amount of Bank Services and all Obligations in respect of Bank Services shall not exceed (A) Two Hundred Fifty Thousand Dollars ($250,000) (exclusive of any Subject Letters of Credit and (B) One Million Dollars ($1,000,000) (inclusive of any Subject Letters of Credit), in the aggregate at any time.

“Bank Services Collateral” is cash collateral acceptable to Bank in its good faith business judgment, which may be used solely for the purpose of cash collateralizing Bank Services, not to exceed the lesser of (i) the total amount of outstanding obligations of Borrower and its Subsidiaries in respect of Bank Services then outstanding and (ii) (A) Two Hundred Fifty Thousand Dollars ($250,000) (exclusive of any Subject Letters of Credit and (B) One Million Dollars ($1,000,000) (inclusive of any Subject Letters of Credit) (in each case under clauses (A) or (B) reduced on a dollar-for-dollar basis to the extent Bank Services Collateral is applied to pay amounts owed by Borrower or its Subsidiaries in respect of Bank Services) in the aggregate at any time.

“Basic Rate” is with respect to the Term Loans, the per annum rate of interest (based on a year of three hundred sixty (360) days) equal to the sum of (a) the greater of (i) the thirty (30) day U.S. DOLLAR LIBOR rate reported in The Wall Street Journal on the last Business Day of the month that immediately precedes the month in which the interest will accrue and (ii) one and eighty-nine hundredths of one percent (1.89%) plus (b) six and one half of one percent (6.50%).  For the avoidance of doubt, in no event will the Basic Rate equal less than eight and fourteen hundredths of one percent (8.14%).

“Blocked Person” is any Person:  (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti‑Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Resolutions” are, with respect to any Person, those resolutions substantially in the form attached hereto as Exhibit D.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Collateral Agent is closed.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)‑5 under the Exchange Act), directly or indirectly, of forty-nine percent (49%) or more of the ordinary voting power for the election of directors of Borrower (determined on a fully diluted basis); (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (c) at any time, Borrower shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100%) of each class of outstanding capital stock of each subsidiary of Borrower.

“Claims” are defined in Section 12.3.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Collateral Agent” is, Bank, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of the Lenders.

“Commitment Percentage” is set forth in Schedule 1.1, as amended from time to time.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit B.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co‑made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Collateral Agent pursuant to which Collateral Agent obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Term Loan or any other extension of credit by Collateral Agent or Lenders for Borrower’s benefit.

“Currency” is coined money and such other banknotes or other paper money as are authorized by law and circulate as a medium of exchange.

“Default Rate” is defined in Section 2.3(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is the multicurrency account denominated in Dollars, account number 3301246939, maintained by Borrower with Bank.

“Disbursement Letter” is that certain form attached hereto as Exhibit E.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

“Effective Date” is defined in the preamble hereof.

“Eligible Assignee” is (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) and which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which either (A) has a rating of BBB or higher from Standard & Poor’s Rating Group and a rating of Baa2 or higher from Moody’s Investors Service, Inc. at the date that it becomes a Lender or (B) has total assets in excess of Seven Hundred and Fifty Million Dollars ($750,000,000.00), and in each case of clauses (i) through (iv), which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include, unless an Event of Default has occurred and is continuing, (i) Borrower or any of Borrower’s Affiliates or Subsidiaries or (ii) a direct competitor of Borrower or a vulture hedge fund, each as determined by Collateral Agent.  Notwithstanding the foregoing, (x) in connection with assignments by a Lender due to a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Collateral Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Collateral Agent reasonably shall require.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Existing Lender Debt” is the indebtedness of Borrower to Lenders in the aggregate principal outstanding amount as of the Effective Date of approximately Seven Million Two Hundred Thirty Five Thousand Dollars ($7,235,000) pursuant to the Prior Agreement.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Collateral Agent on such day on such transactions as determined by Collateral Agent in a commercially reasonable manner.

“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Term Loan Maturity Date, or (b) the acceleration of any Term Loan, or (c) the prepayment of a Term Loan pursuant to Section 2.1.1(c)(i) or (ii), equal to the original principal amount of such Term Loan multiplied by the Final Payment Percentage, payable to Lenders in accordance with their respective Pro Rata Shares.

“Final Payment Percentage” is five and one half percentage points (5.50%).

“Foreign Currency” means lawful money of a country other than the United States.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

“FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Governmental Reporting Event” is defined in Section 6.12.

“Guarantor” is any Person providing a Guaranty in respect of the Obligations to the Collateral Agent for the benefit of the Lenders.

“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, (d) Contingent Obligations, (e) non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (f) equity securities of such Person subject to repurchase or redemption other than at the sole option of such Person, and (g) all Indebtedness of others guaranteed by such Person.

“Indemnified Liabilities” is defined in Section 13.8.

“Indemnified Person” is defined in Section 12.3.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with respect to any Person, means all of such Person’s right, title, and interest in and to the following:

(a)its Copyrights, Trademarks and Patents;

(b)any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c)any and all source code;

(d)any and all design rights which may be available to such Person;

(e)any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means, with respect to any Person, directly or indirectly, (a) to purchase or acquire any stock or stock equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, (b) to make or commit to make any acquisition (including through licensing) of (i) of all or substantially all of the assets of another Person, or (ii) any business, product, business line or product line, division or other unit operation of any Person or (c) make or purchase any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person.

“Key Person” is each of Borrower’s (a) Chief Executive Officer, who is Daniel H. White as of the Effective Date, (b) Chief Financial Officer, who is Charles A. Deignan as of the Effective Date, and (c) Executive VP, Research & Development, who is Glenn Noronha as of the Effective Date.

“Lender” is any one of the Lenders.

“Lenders” are the Persons identified on Schedule 1.1 hereto and each assignee that becomes a party to this Agreement pursuant to Section 12.2.

“Lender Entities” is defined in Section 12.9.

“Lender Transfer” is defined in Section 12.2.

“Lenders’ Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Collateral Agent and/or the Lenders with respect to Borrower.

“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.

“License Agreement” is a license or sublicense agreement or other agreement with respect to rights in Intellectual Property.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificate, each Compliance Certificate, each Disbursement Letter, each Loan Payment/Advance Request Form, each Guaranty, any subordination agreements, any note, or notes or guaranties executed by Borrower or any other Person, and any other present or future agreement entered into by Borrower, any Guarantor or any other Person for the benefit of the Lenders and Collateral Agent in connection with this Agreement; all as amended, restated, or otherwise modified.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Collateral Agent’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Monthly Financial Statements” is defined in Section 6.2(a).

“Non-Funding Lender” is defined in 13.12(a).

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Lenders’ Expenses, indemnities and other amounts Borrower owes Collateral Agent or the Lenders now or later, under this Agreement or the other Loan Documents (other than the Warrants), including, without limitation, interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Collateral Agent, to perform Borrower’s duties under the Loan Documents (other than the Warrants) and in respect of Bank Services (subject to reduction on a dollar for dollar basis by the amount of Bank Services Collateral, if any).

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Other Lender” is defined in Section 13.13(a).

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Date” is the first (1st) calendar day of each calendar month, commencing on June 1, 2018.

“Payment/Advance Form” is that certain form attached hereto as Exhibit C.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a)Borrower’s Indebtedness to the Lenders and Collateral Agent under this Agreement and the other Loan Documents;

(b)Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(c)Subordinated Debt;

(d)unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e)Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f)Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;

(g)Indebtedness of Borrower to any Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of Borrower (provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary to Borrower in an aggregate principal amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) or any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby);

(h)extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (g) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be; and

(i)Bank Services permitted pursuant to this Agreement to the extent they constitute Indebtedness and are not Obligations hereunder.

“Permitted Investments” are:

(a)Investments (including, without limitation, Subsidiaries) existing on the Effective Date and shown on the Perfection Certificate;

(b)Investments consisting of Cash Equivalents held by Borrower;

(c)Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

(d)Investments consisting of deposit accounts in which Collateral Agent has a perfected security interest;

(e)Investments accepted in connection with Transfers permitted by Section 7.1;

(f)Investments (i) by Borrower in Subsidiaries not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year and (ii) by Subsidiaries in other Subsidiaries not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year or in Borrower;

(g)Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors, in an aggregate amount outstanding at any time not to exceed Two Hundred Fifty Thousand Dollars ($250,000) for (i) and (ii);

(h)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(i)Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (j) shall not apply to Investments of Borrower in any Subsidiary; and

(j)joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash investments by Borrower do not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year.

“Permitted License” is (a) any non-exclusive license of patent rights of Borrower or its Subsidiaries so long as all such Permitted Licenses are grated to third parties in the ordinary course of business, do not result in a legal transfer of title to the licensed property, and have been granted in exchange for fair consideration, and (b) any exclusive license of patent rights of Borrower or its Subsidiaries so long as such Permitted Licenses do not result in a legal transfer of title to the licensed property, are exclusive solely as to discrete geographical areas outside of the United States, and have been granted in exchange for fair consideration.

“Permitted Liens” are:

(a)Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b)Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c)purchase money Liens and capital leases (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d)Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e)Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f)Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g)leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Collateral Agent a security interest therein;

(h)Permitted Licenses;

(i)Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7;

(j)Easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar Liens affecting real property not interfering in any material respect with the ordinary course of the business of Borrower;

(k)deposits to secure the performance of leases incurred in the ordinary course of business and not representing an obligation for borrowed money so long as each such deposit: (1) is made at the commencement of a lease or its renewal when there is no underlying default under such lease, and (2) is in an amount not exceeding Two Hundred Fifty Thousand Dollars ($250,000) less the face amount of any outstanding Subject Letters of Credit;

(l)deposits to secure the performance of bids, trade contracts (other than for borrowed money), contracts for the purchase of property permitted hereunder, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business not representing an obligation for borrowed money in an amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000);

(m)Liens in favor of other financial institutions arising in connection with Borrower’s deposit and/or securities accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit and/or securities accounts, subject to Section 6.6; and

(n)Liens in the form of Bank Services Collateral.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prior Agreement” is defined in the preamble hereof.

“Prior Effective Date” means the “Effective Date” of the Prior Agreement.

“Pro Rata Share” is, as of any date of determination, with respect to each Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of Term Loans held by such Lender by the aggregate outstanding principal amount of all Term Loans.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Required Lenders” means, unless all of the Lenders and Collateral Agent agree otherwise in writing, Lenders having (a) more than fifty percent (50%) of the Term Loan Commitments of all Lenders, or (b) if such Term Loan Commitments have expired or been terminated, more than fifty percent (50%) of the aggregate outstanding principal amount of the Credit Extensions; provided, that, at any time when there are two (2) or more unaffiliated Lenders, Required Lenders must include at least two (2) unaffiliated Lenders.  For purposes of determining the number of unaffiliated Lenders under this definition, a Lender and any other Lenders that are Affiliates or Approved Funds of such Lender shall be counted as a single Lender.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the President & Chief Executive Officer, Chief Financial Officer and Executive VP, Research & Development of Borrower.

“Restricted License” is any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral.

“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Secured Promissory Note” is defined in Section 2.4.

“Secured Promissory Note Record” is a record maintained by each Lender with respect to the outstanding Obligations owed by Borrower to Lender and credits made thereto.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Subject Letters of Credit” means, any letter of credit issued by Bank to secure certain lease obligations of Borrower and any additional or replacement letters of credit to the extent that they serve to secure such lease obligations of Borrower and so long as the aggregate amount of all such Subject Letters of Credit does not exceed the sum of One Million Dollars ($1,000,000) less the amount of any other outstanding Bank Services.

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to the Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Collateral Agent and the Lenders entered into between Collateral Agent and the other creditor), on terms acceptable to Collateral Agent and the Lenders.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

“Term Loan” is defined in Section 2.1.1(a)(ii) hereof.

“Term A Loan” is defined in Section 2.1.1(a)(i) hereof.

“Term B Loan” is defined in Section 2.1.1(a)(ii) hereof.

“Term B Loan Data Milestone Event” means confirmation by Collateral Agent that Collateral Agent and each Lender has received evidence, in form and substance reasonably satisfactory to Collateral Agent and each Lender, that Borrower has produced positive Phase 3 data meeting primary endpoints from the CLS-1003 Phase 3 trial in RVO (SAPPHIRE).

“Term B Loan Draw Period” is the period commencing on the later of (i) the occurrence of the Term B Loan Data Milestone Event and (ii) October 31, 2018 and ending on the earlier of (i) March 31, 2019, and (ii) the occurrence of an Event of Default.

“Term C Loan” is defined in Section 2.1.1(a)(iii) hereof.

“Term C Loan Data Milestone Event” means confirmation by Collateral Agent that Collateral Agent and each Lender has received evidence, in form and substance reasonably satisfactory to Collateral Agent and each Lender, that the U.S. Food & Drug Administration has accepted the NDA on CLS-1001 (Uveitis) filed by Borrower.

“Term C Loan Draw Period” is the period commencing on the later of (i) the occurrence of the Term C Loan Data Milestone Event and (ii) October 31, 2018 and ending on the earlier of (i) March 31, 2019, and (ii) the occurrence of an Event of Default.

“Term Loan Commitment” is, for any Lender, the obligation of such Lender to make a Term Loan, up to the principal amount shown on Schedule 1.1.  “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

“Term Loan Maturity Date” is, for each Term Loan, October 1, 2022.

“Term Loan Payment” is defined in Section 2.1.1(b) hereof.

“Termination Fee” is defined in Section 2.5(b).

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transfer” is defined in Section 7.1.

“Warrants” are those certain Warrants to Purchase Stock dated as of the Prior Effective Date, or any date theretofore or thereafter, issued by Borrower in favor of each Lender or such Lender’s Affiliates.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

CLEARSIDE BIOMEDICAL, INC.

By /s/ Daniel H. White
Name: Daniel H. White
Title: President & CEO

COLLATERAL AGENT AND LENDER:

SILICON VALLEY BANK

By /s/ Scott McCarty
Name: Scott McCarty
Title: Director

LENDER:

MIDCAP FINANCIAL TRUST	with a copy to:

By: Apollo Capital Management, L.P.,	c/o MidCap Financial Services, LLC, as servicer
its investment manager	7255 Woodmont Avenue, Suite 200
Bethesda, Maryland 20814
By: Apollo Capital Management GP, LLC,its general partner	Attn: General Counsel
Facsimile: 301-941-1450
By /s/Maurice Amsellem	E-mail: legalnotices@midcapfinancial.com
Name: Maurice Amsellem
Title: Authorized Signatory

MIDCAP FUNDING III TRUST	with a copy to:

By: Apollo Capital Management, L.P.,	c/o MidCap Financial Services, LLC, as servicer
its investment manager	7255 Woodmont Avenue, Suite 200
Bethesda, Maryland 20814
By: Apollo Capital Management GP, LLC,its general partner	Attn: General Counsel
Facsimile: 301-941-1450
By /s/Maurice AMsellem	E-mail: legalnotices@midcapfinancial.com
Name: Maurice Amsellem
Title: Authorized Signatory

[Signature Page to Second Amended and Restated Loan and Security Agreement]

SCHEDULE 1.1

Lenders and Commitments

	Term A Loans
Lender	Term Loan Commitment	Commitment Percentage
SILICON VALLEY BANK	$5,000,000.00	50.00%
MIDCAP FINANCIAL TRUST	$3,500,000.00	35.00%
MIDCAP FUNDING III TRUST	$1,500,000.00	15.00%
TOTAL	$10,000,000.00	100.00%

	Term B Loans
Lender	Term Loan Commitment	Commitment Percentage
SILICON VALLEY BANK	$2,500,000.00	50.00%
MIDCAP FINANCIAL TRUST	$2,500,000.00	50.00%
TOTAL	$5,000,000.00	100.00%

Term C Loans

Lender	Term Loan Commitment	Commitment Percentage
SILICON VALLEY BANK	$2,500,000.00	50.00%
MIDCAP FINANCIAL TRUST	$2,500,000.00	50.00%
TOTAL	$5,000,000.00	100.00%

Aggregate (all Term Loans)

Lender	Term Loan Commitment	Commitment Percentage
SILICON VALLEY BANK	$10,000,000.00	50.00%
MIDCAP FINANCIAL TRUST	$8,500,000.00	42.50%
MIDCAP FUNDING III TRUST	$1,500,000.00	7.50%
TOTAL	$20,000,000.00	100.00%

EXHIBIT A

COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, License Agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include any Intellectual Property; provided, however, the Collateral shall include all License Agreements, Accounts and all proceeds of Intellectual Property.  If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property.

Pursuant to the terms of a certain negative pledge arrangement with Collateral Agent and the Lenders, Borrower has agreed not to encumber any of its Intellectual Property without Collateral Agent’s and each Lender’s prior written consent.

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:SILICON VALLEY BANK, as Collateral Agent and LenderDate:

MIDCAP FUNDING III TRUST and MIDCAP FINANCIAL TRUST, as Lender

and any other Lenders from time to time party to the Agreement (defined below)

FROM:  CLEARSIDE BIOMEDICAL, INC.

The undersigned authorized officer of CLEARSIDE BIOMEDICAL, INC. (“Borrower”) certifies that under the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower, the Collateral Agent and the Lenders from time to time party thereto (the “Agreement”):

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed, or obtained extensions for filing, all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.

Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 120 days	Yes No
10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
Annual Budget and Projections	FYE within 60 days*	Yes No
*and as soon as possible after any updates thereto

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries?  If yes, provide copies of any such amendments or changes with this Compliance Certificate.

Yes	No

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

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1

CLEARSIDE BIOMEDICAL, INC.	LENDER USE ONLY

Received by:
By:	AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes	No

2

EXHIBIT C – LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS NOON PACIFIC TIME*

Fax To:  Date: _____________________

LOAN PAYMENT: CLEARSIDE BIOMEDICAL, INC. From Account #To Account # (Deposit Account #)(Loan Account #) Principal $and/or Interest $ Authorized Signature:Phone Number: Print Name/Title:

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #To Account #

(Loan Account #)(Deposit Account #)

Amount of Advance $

All Borrower’s representations and warranties in the Second Amended and Restated Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:Phone Number:

Print Name/Title:

OUTGOING WIRE REQUEST:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Deadline for same day processing is noon, Pacific Time

Beneficiary Name: Amount of Wire: $

Beneficiary Bank: Account Number:

City and State:

Beneficiary Bank Transit (ABA) #: Beneficiary Bank Code (Swift, Sort, Chip, etc.):

(For International Wire Only)

Intermediary Bank: Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature: 2nd Signature (if required):

Print Name/Title: Print Name/Title:

Telephone #: Telephone #:

* Unless otherwise provided for an Advance bearing interest at LIBOR.

EXHIBIT D

BORROWING RESOLUTIONS

CORPORATE BORROWING certificatE

Borrower:  CLEARSIDE BIOMEDICAL, INC. Date:

Lenders:SILICON VALLEY BANK, as Collateral Agent and Lender

MIDCAP FUNDING III TRUST and MIDCAP FINANCIAL TRUST, as Lender

I hereby certify as follows, as of the date set forth above:

1.I am the Secretary, Assistant Secretary or other officer of Borrower.   My title is as set forth below.

2.Borrower’s exact legal name is set forth above.  Borrower is a corporation existing under the laws of the State of Delaware.

3.Attached hereto are true, correct and complete copies of Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth above.  Such Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action).  Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and the Lenders may rely on them until each Lender receives written notice of revocation from Borrower.

Resolved, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
☐
☐
☐
☐

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

Resolved Further, that such individuals may, on behalf of Borrower:

Borrow Money.  Borrow money from the Lenders.

Execute Loan Documents.  Execute any loan documents any Lender requires.

Grant Security.  Grant Collateral Agent a security interest in any of Borrower’s assets.

Negotiate Items.  Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Apply for Letters of Credit.  Apply for letters of credit from Silicon Valley Bank.

Enter Derivative Transactions.  Execute spot or forward foreign exchange contracts, interest rate swap agreements, or other derivative transactions.

Further Acts.  Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effect these resolutions.

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.The persons listed above are Borrower's officers or employees with their titles and signatures shown next to their names.

By:

Name:

Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the __________________________ of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

By:

Name:

Title:

EXHIBIT E

Form of Disbursement Letter

[see attached]

WEST\281321201.5

DISBURSEMENT LETTER

[_______], 2018

The undersigned, being the duly elected and acting of CLEARSIDE BIOMEDICAL, INC., a Delaware corporation (“Borrower”), does hereby certify to SILICON VALLEY BANK (“Bank” and “Lender”), as collateral agent (the “Collateral Agent”) in connection with that certain Second Amended and Restated Loan and Security Agreement dated as of May 7, 2018, by and among Borrower, Collateral Agent and the Lenders from time to time party thereto (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

1.The representations and warranties made by Borrower in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects as of the date hereof.

2.No event or condition has occurred that would constitute an Event of Default under the Loan Agreement or any other Loan Document.

3.Borrower is in compliance with the covenants and requirements contained in Sections 4, 6 and 7 of the Loan Agreement.

4.All conditions referred to in Section 3 of the Loan Agreement to the making of the Term Loan to be made on or about the date hereof have been satisfied or waived by Collateral Agent.

5.No Material Adverse Change has occurred.

6.The undersigned is a Responsible Officer.

[Balance of Page Intentionally Left Blank]

7.The proceeds of the Term [A][B][C] Loan shall be disbursed as follows:

Disbursement from Bank:
Loan Amount	$_______________
Plus:
‑‑Deposit Received	$__________

Less:
‑‑Facility Fee	($_________)
[‑‑Existing Debt Payoff to be remitted to [PAYOFF BANK] per the Payoff Letter dated [DATE]	($_________)]
[‑‑Interim Interest	($_________)]
‑‑Lender’s Legal Fees	($_________)*

TOTAL TERM [A][B][C] LOAN NET PROCEEDS FROM LENDERS	$_______________

8.The [initial][Term Loan][Term A Loan] shall amortize in accordance with the Amortization Table attached hereto.

9.The aggregate net proceeds of the Term Loans shall be transferred to the Designated Deposit Account as follows:

Account Name:	CLEARSIDE BIOMEDICAL, INC.
Bank Name:	Silicon Valley Bank
Bank Address:	3003 Tasman Drive Santa Clara, California 95054
Account Number:	____________________________________
ABA Number:	121140399

[Balance of Page Intentionally Left Blank]

* Legal fees and costs are through the Effective Date. Postclosing legal fees and costs, payable after the Effective Date, to be invoiced and paid postclosing.

Dated as of the date first set forth above.

BORROWER:

CLEARSIDE BIOMEDICAL, INC.

By
Name:
Title:

COLLATERAL AGENT AND LENDER:

SILICON VALLEY BANK

By
Name:
Title:

LENDER:

MIDCAP FINANCIAL TRUST

By:    Apollo Capital Management, L.P.,

its investment manager

By:    Apollo Capital Management GP, LLC,

its general partner

By: ________________________________

         Name: Maurice Amsellem

         Title:   Authorized Signatory

Address:

c/o MidCap Financial Services, LLC, as servicer

7255 Woodmont Avenue, Suite 200
Bethesda, Maryland 20814
Attn:  Account Manager for Clearside Biomedical transaction
Facsimile:  301-941-1450

E-mail:  notices@midcapfinancial.com

with a copy to:

c/o MidCap Financial Services, LLC, as servicer

7255 Woodmont Avenue, Suite 200
Bethesda, Maryland 20814
Attn:  General Counsel
Facsimile:  301-941-1450

E-mail:  legalnotices@midcapfinancial.com

[Signature Page to Disbursement Letter]

MIDCAP FUNDING III TRUST

By:    Apollo Capital Management, L.P.,

its investment manager

By:    Apollo Capital Management GP, LLC,

its general partner

By: ________________________________

         Name: Maurice Amsellem

         Title:   Authorized Signatory

Address:

c/o MidCap Financial Services, LLC, as servicer

7255 Woodmont Avenue, Suite 200
Bethesda, Maryland 20814
Attn:  Account Manager for Clearside Biomedical transaction
Facsimile:  301-941-1450

E-mail:  notices@midcapfinancial.com

with a copy to:

c/o MidCap Financial Services, LLC, as servicer

7255 Woodmont Avenue, Suite 200
Bethesda, Maryland 20814
Attn:  General Counsel
Facsimile:  301-941-1450

E-mail:  legalnotices@midcapfinancial.com

[Signature Page to Disbursement Letter]

AMORTIZATION TABLE
(Term [A][B][c] Loan)

[see attached]

EXHIBIT F

Form of Secured Promissory Note

            [see attached]

SECURED PROMISSORY NOTE
(Term [A][B][C] Loan)

$____________________Dated:  [_________]

FOR VALUE RECEIVED, the undersigned, CLEARSIDE BIOMEDICAL, INC., a Delaware corporation with offices located at 1220 Old Alpharetta Road, Suite 300, Alpharetta, GA 30005 (“Borrower”) HEREBY PROMISES TO PAY to the order of [SILICON VALLEY BANK][MIDCAP] (“Lender”) the principal amount of [___________] MILLION DOLLARS ($______________) or such lesser amount as shall equal the outstanding principal balance of the Term [A][B][C] Loan made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of such Term [A][B][C] Loan, at the rates and in accordance with the terms of the Loan and Security Agreement dated [_________, 2018] by and among Borrower, Lender, Silicon Valley Bank, as Collateral Agent, and the other Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).  If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Term Loan Maturity Date as set forth in the Loan Agreement.  Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Principal, interest and all other amounts due with respect to the Term [A][B][C] Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Secured Promissory Note (this “Note”).  The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

The Loan Agreement, among other things, (a) provides for the making of a secured Term [A][B][C] Loan by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.1.1(c)(i)  and Section 2.1.1(c)(ii) of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Term [A][B][C] Loan, interest on the Term [A][B][C] Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of California.

It is intended that this Note and the obligations evidenced herein are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The ownership of any interest in this Note shall be registered on the Register as required pursuant to Section 12.2 of the Loan Agreement. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only in strict compliance with Section 12.2 of the Loan Agreement and the transferee is identified on the Register as the owner of an interest in such obligation. Borrower shall be entitled to treat the registered holder of this Note (as recorded on the Register) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

CLEARSIDE BIOMEDICAL, INC.

By
Name:
Title:

LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL

Date	Principal Amount	Interest Rate	Scheduled Payment Amount	Notation By

Marketing Consent Form

SVB Financial Group is proud of our business relationships and occasionally like to promote these relationships.  We would like to use your company’s information and logo for promotional and marketing purposes in SVB Financial Group member businesses (collectively “SVB”) materials.  While we would appreciate your consent to all of the uses listed below, please review and select all of the uses that you consent to below.

☐Marketing:  You consent to SVB’s use of Company’s name, logo and images provided to us in written and oral presentations, advertising, marketing and PR materials, professional lists, and Web sites.

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oAt least 300 dpi in EPS, TIF, or JPG formats ‑ please do not send PDF or Web site logos.

Names:  Please make sure to print the Company name, and any individual names and titles as you would like them displayed in materials or lists.

Company Name

You grant to SVB a limited license to use the information for the limited purposes above, which you can revoke upon written notice to SVB.  The signer below acknowledges that he or she has authority to bind the Company to this consent.  SVB will not be responsible for versions that were printed prior to receiving notice revoking any such consent.  Company is solely responsible for defense and maintenance of its intellectual property.

Please return this completed form via email to logo@svb.com.  If you have any questions, contact the SVB Marketing Department at 650.855.3079.

ACCEPTED AND AGREED ON BEHALF OF (“COMPANY” OR “YOU”:

Name and TitleSignatureDate

Address

Phone NumberEmail

Corporate Headquarters© SVB Financial Group.  All rights reserved.  Member Federal Reserve System, SVB,

3005 Tasman Drive  Santa Clara, California 95054 U.S.A.SVB>Find a way, SVB Financial Group, and Silicon Valley Bank are registered  trademarks.

Phone 408.654.7400 svb.com13‑12759.  Rev. 03‑15‑13.